EXHIBIT 99-c

                      REPORT OF THE INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareowner of Pacific Telesis Group:

We have audited the consolidated balance sheet of Pacific Telesis Group (a wholly owned subsidiary of SBC Communications Inc. effective April 1, 1997) and Subsidiaries (the "Company"), as of December 31, 1996, the related consolidated statements of income, shareowners' equity and cash flows for each of the two years in the period then ended, and the financial statement schedule as of and for the two years ended December 31, 1996, as included in the Company's annual report on Form 10-K for the year ended December 31, 1996. These consolidated financial statements and the financial statement schedule are the responsibility of management. Our responsibility is to express an opinion on the consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Telesis Group and Subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein as of and for the two years ended December 31, 1996.

As discussed in Note A to the consolidated financial statements, Pacific Bell, a subsidiary of Pacific Telesis Group, changed its method of recognizing directory publishing revenues and related expenses effective January 1, 1996. Also discussed in Note A, Pacific Bell discontinued its application of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" during 1995.

                                             COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.
San Francisco, California
February 27, 1997